GOLDSTEIN GOLUB KESSLER LLP
Certified Public Accountants and Consultants

December 6, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Commissioners:

We have read NetFabric Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 6, 2007, and we agree with such statements concerning our firm.

Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
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